Exhibit 99.1

Company Investor/Media Contact:
DJO Incorporated
Mark Francois, Director of Investor Relations
(760) 734-4766
mark.francois@djortho.com

FOR IMMEDIATE RELEASE

DJO ANNOUNCES FINANCIAL RESULTS FOR FIRST QUARTER 2007

SAN DIEGO, CA May 8, 2007 – DJO Incorporated (NYSE: DJO), a global provider of products and services that promote musculoskeletal and vascular health, today announced financial results for the first quarter of 2007, ended March 31, 2007.

Net revenues for the first quarter of 2007 were $114.9 million, reflecting an increase of approximately 39 percent, compared with net revenues of $82.6 million in the first quarter of 2006.  The first quarters of 2007 and 2006 each included 64 shipping days.  Revenues for the first quarter of 2007 include a contribution from the Company’s Aircast acquisition, which closed in April 2006. On a pro forma basis, as if Aircast had been acquired as of January 1, 2006, net revenues for the first quarter of 2007 reflected growth of approximately 9 percent compared to pro forma net revenues for the first quarter of 2006.

Non-GAAP net income for the first quarter of 2007 was $5.6 million, or $0.23 per share, compared with non-GAAP net income of $6.5 million, or $0.28 per share, for the first quarter of 2006.  Non-GAAP results for the first quarters of 2007 and 2006 exclude certain amounts aggregating $1.6 million, or $0.06 per share, and $0.6 million, or $0.02 per share, respectively, which are not deemed to be reflective of the ongoing operations of the Company. For the first quarter of 2007, the excluded amounts reflect certain costs and expenses related to the integration of the acquired Aircast business and costs related to the settlement of outstanding litigation.  For the first quarter of 2006, the excluded amounts reflect purchase accounting adjustments to write up acquired Axmed inventories to fair value and the write-off of previously deferred expenses related to a discontinued acquisition.   Beginning with the first quarter of 2007, the Company has no longer excluded the impact of stock-based compensation expense from its non-GAAP results as such expense is now included in both the current and comparable prior year periods.  GAAP net income for the first quarter of 2007 was $4.0 million, or $0.17 per share, compared with GAAP net income of $6.0 million, or $0.26 per share, for the first quarter of 2006.

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The Company defines adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, stock-based compensation expense and certain charges and expenses not deemed to be reflective of the ongoing operations of the Company, as discussed above. Adjusted EBITDA for the first quarter of 2007 was $25.4 million, or 22.1 percent of net revenues, reflecting growth of approximately 40 percent over adjusted EBITDA of $18.2 million for the first quarter of 2006.

“The first quarter of 2007 generated mixed results for DJO, with strong revenue results offset by  gross profit margins and earnings that did not meet our expectations,” said Les Cross, president and CEO of DJO Incorporated.  “On the positive side, the first quarter was marked by continued strong revenue growth across the Company’s three business segments. We also achieved the improved operating expense levels we had expected.  We are disappointed, however, that gross profit was lower than expected in the first quarter.  Maintaining excellent customer service post-integration was our top priority in the first quarter. Our revenue results show that we accomplished that goal, but it came at a higher cost than originally forecast. With our production and distribution activities fully integrated for the first time this quarter, we have realized that we require additional time to stabilize our significantly larger operations to the point where we begin to generate the cost reductions and expanded gross margins we anticipated would result post-integration. Our current operations structure is requiring greater overhead cost than we anticipated and higher material costs, due partly to material efficiency issues. We also incurred freight and other distribution-related costs, included in costs of goods sold, in excess of our original forecasts. We are now moving more inventory from Mexico throughout our newly expanded distribution network that includes our Indianapolis distribution center, over 1,100 OfficeCare locations and multiple distribution points in Europe. This expanded distribution strategy is requiring a higher level of cost than anticipated, but has been very effective. With product inventory closer to our customers, we have improved our service levels and delivery times. This has helped us continue to grow our top line at rates significantly in excess of the underlying market rates of growth.

“It is very important to note that the cost structure issues we are dealing with are not related solely to the Aircast integration. Rather they are based on the fact that we have rapidly increased the size and scale of our Company very significantly through our recent acquisitions and our successful internal growth strategies. On an annualized basis, we grew the size of the Company by over 50% in 2006. We believe a majority of our cost issues are short-term and that they can and will be addressed through our continuous improvement processes, which have been very successful in generating cost reductions in the past. We have several active performance improvement initiatives in process designed to quickly reduce our costs of goods sold and also further improve our operating expense levels. We are already seeing meaningful cost reductions in the areas that contributed the largest cost overruns in the first quarter.

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However, based on our actual first quarter results, we are now expecting a delay of approximately two quarters in the margin expansion we originally expected would begin to take place in the first quarter. Much of the delay beyond the first quarter is due to the fact that certain of the unfavorable first quarter spending variances were required to be capitalized into the cost of the inventory we built in the first quarter, which will be sold and charged to costs of goods sold in the second quarter. Although we expect to see modest margin improvement in the second quarter, the inventory effect will constrain our ability to see significant gross margin expansion until the third quarter.

“As a result of the issues discussed above, our non-GAAP consolidated gross profit margin was 60.5% of net revenues in the first quarter of 2007 as compared to our non-GAAP consolidated gross profit margin of 62.1% of net revenues in the First quarter of 2006.  Our GAAP gross profit margin of 58.7% in the first quarter of 2007 was also reduced by certain expenses related to the Aircast integration of $2.1 million, which we do not believe are reflective of our ongoing operations.

“Our non-GAAP operating income margin in the first quarter of 2007 was 13.1% of net revenues compared to our non-GAAP operating income margin of 15.3% of net revenues in the first quarter of 2006.  Our GAAP operating income margin was 10.9% in the first quarter of 2007 and was also reduced by certain charges aggregating $2.6 million, which we do not believe are reflective of our ongoing operations, including the Aircast integration costs noted above and the settlement of a lawsuit for $0.6 million.

“Despite the fact that we fell short of some of our goals in the first quarter, we have made tremendous progress in many areas. Our recent acquisitions have added significant value to DJO and will continue to add increasing value as time progresses. Our adjusted EBITDA level, reflecting growth of approximately 40% over the first quarter of 2006, is one measure of the significant value contributed from our acquisitions and the strength of our cash earnings potential. As we continue to improve the costs of goods sold of our newly integrated business, and continue to derive earnings accretion from the pay down of acquisition-related debt balances, we remain confident that we will see the accretive nature of the acquisitions translate into growth in earnings per share in the near future.

“Revenue growth in the first quarter of 2007 was again a highlight.  With strong first quarter revenues of $114.9 million, slightly ahead of our expectation, we began 2007 on a positive note at the top line.  Net revenues for the Company’s Domestic Rehabilitation, Regeneration and International business segments grew by 33.6%, 10.0% and 98.4%, respectively.  In our Domestic Rehabilitation segment, first quarter revenue was driven by the contribution from Aircast and by continued strength within our OfficeCare channel, which posted year-over-year growth of over 20%.  In our Regeneration segment, SpinaLogic sales continued to benefit from our expanded selling strategy, with over 17% growth over the prior year in the first quarter.  Finally, we continue to see very strong growth in our International segment, driven by the successful integration of the DJO, Axmed and Aircast sales forces in France and the DJO and

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Aircast sales forces in each of our other major international markets. On a pro forma basis, as if Aircast had been acquired as of January 1, 2006, net revenues for the first quarter of 2007 in our International segment reflected growth of over 17% compared to pro forma net revenues for the first quarter of 2006, or over 13% when measured in constant currency.

“The total after-tax impact on our first quarter 2007 earnings of stock-based compensation expense was approximately $1.6 million, or approximately $0.07 per share.  The total after-tax impact on our first quarter 2007 earnings from other costs and expenses not deemed to be reflective of the Company’s ongoing operations was approximately $1.6 million, or approximately $0.06 per share.

“With strong first quarter sales results behind us, we are pleased to increase the low end of our revenue expectations for 2007 and confirm that we now expect total 2007 revenue to be between $470 million and $480 million, representing year-over-year growth of approximately 14% to 16%. Assuming the momentum we saw in the first quarter continues, we would expect our full year revenue to be closer to the high end of this range.  With respect to earnings, the expected delay in realization of gross margin expansion requires us to reduce our full year earnings forecast. Our current earnings outlook for 2007 calls for improvement as we sequentially move through the second, third and fourth quarters. As mentioned, the costs of our inventories on hand will constrain the possible margin improvement in the second quarter and we expect a stronger level of sequential improvement beginning in the third quarter. Based upon our continuous improvement objectives for the year, we now expect our gross margins to trend up to reach approximately 64% by the fourth quarter. Our expectations around gross margin improvement drive our expectations around earnings per share for 2007. We are now targeting full year non-GAAP earnings per share of $1.35 to $1.40, excluding those items incurred in the first quarter that are not deemed to be reflective of our ongoing operations, but including the impact of stock-based compensation expense. Our new earnings target reflects growth over our comparable 2006 non-GAAP earnings of 36% to 41%. We are very focused on driving performance improvement and margin expansion as quickly as possible with the objective of exceeding this new range of expectation. We intend to update our full year outlook as the year progresses and we believe that there could be upside to our current range of expectation to the extent our performance improvement initiatives deliver results faster or greater than the amounts built into our current forecast. We also expect sequential margin improvement to continue into 2008, contributing, along with continued revenue growth and reduced interest expense due to debt repayment, to our expectation for strong double-digit earnings growth in 2008.

“Because the second calendar quarter is seasonally slower than the first quarter, we target only modest sequential growth in our average daily revenues for the second quarter. We expect the second

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quarter of 2007, which contains 64 shipping days, the same number of days as in the first quarter, to generate revenues of approximately $116 million.

Conference Call Information

DJO has scheduled a conference call to discuss this announcement beginning at 1:00 PM, Eastern Time today, May 8, 2007.  Individuals interested in listening to the conference call may do so by dialing (706) 634-0177, using the reservation code 5523897.  A telephone replay will be available for 48 hours following the conclusion of the call by dialing (706) 645-9291 and using the above reservation code.  The live conference call also will be available via the Internet at www.djortho.com, and a recording of the call will be available on the Company’s website.

About DJO Incorporated

DJO Incorporated is a global provider of solutions for musculoskeletal and vascular health, specializing in rehabilitation and regeneration products for the non-operative orthopedic, spine and vascular markets.  Marketed under the Aircast®, DonJoy® and ProCare® brands, the Company’s broad range of over 700 rehabilitation products, including rigid knee braces, soft goods and pain management products, are used in the prevention of injury, in the treatment of chronic conditions and for recovery after surgery or injury. The Company’s regeneration products consist of bone growth stimulation devices that are used to treat nonunion fractures and as an adjunct therapy after spinal fusion surgery.  The Company’s vascular systems products help prevent deep vein thrombosis and pulmonary embolism that can occur after orthopedic and other surgeries.  Together, these products provide solutions throughout the patient’s continuum of care.  The Company sells its products in the United States and in more than 70 other countries through networks of agents, distributors and its own direct sales force.  Customers include orthopedic, podiatric and spine surgeons, orthotic and prosthetic centers, third-party distributors, hospitals, surgery centers, physical therapists, athletic trainers, other healthcare professionals and individual and team athletes.  For additional information on the Company, please visit www.djortho.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such statements relate to, among other things, the Company’s revenue and earnings guidance for 2007.  The words “believe,” “should,” “expect,” “intend,” “estimate” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement.  These forward-looking statements are based on the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The

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Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.  Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks related to the successful execution of the Company’s business strategies relative to its Domestic Rehabilitation, Regeneration and International businesses; the realization of substantial operational synergies from the integration of Aircast’s administrative, manufacturing and distribution operations into the Company’s existing operations in Vista, Mexico and Indianapolis respectively; the successful combination of the Company’s and Aircast’s respective operations in several countries in Europe; the realization of expected revenue synergies from the Aircast product lines; the success of the Company’s performance improvement initiatives designed to improve gross profit margins and reduce operating expenses; the continued growth of the markets the Company addresses; the impact of potential reductions in reimbursement levels by Medicare and other governmental and commercial payors; the Company’s ability to successfully develop, license or acquire, and timely introduce and market new products or product enhancements; the Company’s dependence on orthopedic professionals, agents and distributors for marketing its products; the Company’s dependence on third-party agents to manage insurance billing and collections; risks relating to the Company’s international operations; resources needed and risks involved in complying with government regulations and in developing and protecting intellectual property; and the effects of healthcare reform, Medicare competitive bidding, managed care and buying groups on the prices of the Company’s products. Other risk factors are detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, filed on March 1, 2007, with the Securities and Exchange Commission.

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DJO Incorporated

Unaudited Condensed Consolidated Statements of Income

(In thousands, except per share data and number of operating days)

	Three Months Ended
	March 31, 2007	April 1, 2006

Net revenues	$114,898	$82,563
Costs of goods sold (A),(B)	47,426	31,709
Gross profit	67,472	50,854
Operating expenses:
Sales and marketing (A),(B)	35,955	26,535
General and administrative (A),(B)	12,377	9,024
Research and development (B)	2,169	1,849
Amortization of acquired intangibles	4,489	1,634
Total operating expenses	54,990	39,042
Income from operations	12,482	11,812
Interest expense and other, net (A)	(5,676)	(1,120)
Income before income taxes	6,806	10,692
Provision for income taxes	(2,811)	(4,711)
Net income	$3,995	$5,981

Net income per share:
Basic	$0.17	$0.27
Diluted	$0.17	$0.26
Non-GAAP diluted net income per share (excluding the impact of purchase accounting adjustments to write up acquired inventories to fair value, certain other charges and expenses related to acquisitions, costs related to a litigation settlement and the write-off of previously deferred expenses related to a discontinued acquisition)	$0.23	$0.28
Weighted average shares outstanding used to calculate per share information:
Basic	23,407	22,329
Diluted	23,963	23,194
Number of operating days	64	64

(A)

Includes purchase accounting adjustments to write up acquired inventories to fair value, certain other charges and expenses related to acquisitions, costs related to a litigation settlement and the write-off of previously deferred expenses related to a discontinued acquisition, as follows (C):

	Gross profit	$2,067	$613
	Sales and marketing	—	107
	General and administrative	550	131
	Interest expense and other, net	—	91
		$2,617	$942
(B)	Includes stock-based compensation expense, as follows (C):
	Gross profit	$268	$131
	Sales and marketing	1,108	881
	General and administrative	902	639
	Research and development	122	105
		$2,400	$1,756
(C)	See reconciliation of non-GAAP financial measures in table at end of press release.

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DJO Incorporated

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$7,545	$7,006
Accounts receivable, net	95,744	90,236
Inventories, net	46,964	47,214
Deferred tax asset, current portion	10,799	10,797
Prepaid expenses and other current assets	14,059	14,521
Total current assets	175,111	169,774
Property, plant and equipment, net	31,815	32,699
Goodwill, intangible assets and other assets	445,342	447,610
Deferred tax asset	17,824	18,251
Total assets	$670,092	$668,334

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and other accrued liabilities	$58,026	$66,331
Long-term debt, current portion	1,661	831
Total current liabilities	59,687	67,162
Long-term debt, less current portion	325,589	326,419
Accrued pension	90	201
Other long-term accrued liabilities	4,691	4,283
Total stockholders’ equity	280,035	270,269
Total liabilities and stockholders’ equity	$670,092	$668,334

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DJO Incorporated

Unaudited Segment Information

(In thousands, except number of operating days)

	Three Months Ended		Revenues per Day
	March 31,	April 1,	March 31,	April 1,
	2007	2006	2007	2006
Net revenues:
Domestic Rehabilitation	$71,770	$53,711	$1,121	$839
Regeneration	17,579	15,974	275	250
International	25,549	12,878	399	201
Consolidated net revenues	114,898	82,563	$1,795	$1,290

Gross profit:
Domestic Rehabilitation	35,289	29,132
Regeneration	16,302	14,831
International	15,881	6,891
Consolidated gross profit (1)	67,472	50,854

Income from operations:
Domestic Rehabilitation	6,918	10,501
Regeneration	4,611	3,704
International	5,531	1,222
Income from operations of reportable segments (2)	17,060	15,427
Expenses not allocated to segments (3)	(4,578)	(3,615)
Consolidated income from operations	$12,482	$11,812
Number of operating days	64	64

(1)       GAAP consolidated gross profit for the three months ended March 31, 2007 and April 1, 2006, includes:

	Three Months Ended March 31, 2007			Three Months Ended April 1, 2006
	Domestic Rehab	Regeneration	International	Domestic Rehab	Regeneration	International

GAAP gross profit	$35,289	$16,302	$15,881	$29,132	$14,831	$6,891
Certain charges and expenses related to acquisitions	2,004	—	63	—	—	613
Non-GAAP gross profit (excluding the impact of certain charges related to acquisitions)	$37,293	$16,302	$15,944	$29,132	$14,831	$7,504

(2)       GAAP income from operations of reportable segments for the three months ended March 31, 2007 and April 1, 2006, includes:

	Three Months Ended March 31, 2007			Three Months Ended April 1, 2006
	Domestic Rehab	Regeneration	International	Domestic Rehab	Regeneration	International

GAAP income from operations of reportable segments	$6,918	$4,611	$5,531	$10,501	$3,704	$1,222
Certain other charges and expenses related to acquisitions and costs related to a litigation settlement	2,004	—	63	—	—	851
Non-GAAP income from operations of reportable segments (excluding the impact of certain charges related to acquisitions and costs related to a litigation settlement)	$8,922	$4,611	$5,594	$10,501	$3,704	$2,073

(3)       Expenses not allocated to segments for the three months ended March 31, 2007 includes $0.6 million of costs related to a litigation settlement.

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DJO Incorporated

Unaudited Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

In managing its business, the Company makes use of certain non-GAAP financial measures in evaluating the Company’s results of operations.

The events giving rise to the purchase accounting adjustments to write up acquired inventories to fair value and certain other charges and expenses related to the Axmed and Aircast acquisitions, costs related to a litigation settlement and the write-off of previously deferred expenses related to a discontinued acquisition are not associated with the Company’s normal operating business.

The Company also records significant non-cash stock-based compensation expense and non-cash amortization expense related to intangible assets acquired.

The Company believes disclosure of non-GAAP gross profit, non-GAAP income from operations, non-GAAP earnings and adjusted EBITDA has economic substance because the expenses excluded from these measures represent non-cash expenditures, or relate to transactions that are variable in nature between reporting periods and are not associated with the Company’s normal operating business.

The Company believes that presenting non-GAAP diluted earnings per share, excluding the impact of purchase accounting adjustments to write up acquired inventories to fair value, certain other charges and expenses related to acquisitions, costs related to a litigation settlement and the write-off of previously deferred expenses related to discontinued acquisitions, and adjusted EBITDA are additional measures of performance that investors can use to compare operating results between reporting periods.  The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, purchase accounting adjustments to write up acquired inventory to fair value, certain other charges and expenses related to acquisitions, costs related to a litigation settlement and the write-off of previously deferred expenses related to a discontinued acquisition.  Management of the Company uses non-GAAP information internally in planning, forecasting and evaluating the Company’s results of operations in the current period and in comparing it to prior periods.  The Company also uses these non-GAAP measures in evaluating management performance for compensation purposes.  The Company believes that this information also provides investors better insight in evaluating the Company’s earnings performance from core operations and provides consistency in financial reporting.

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DJO Incorporated

Unaudited Reconciliation of Non-GAAP Financial Measures continued

(In thousands, except per share data)

The measure, “Non-GAAP gross profit” is reconciled with GAAP gross profit in the table below:

	Three Months Ended
	March 31, 2007	April 1, 2006

GAAP gross profit	$67,472	$50,854
Purchase accounting adjustments to write up acquired inventories to fair value and certain other charges and expenses related to acquisitions	2,067	613
Non-GAAP gross profit (excluding the impact of purchase accounting adjustments to write up acquired inventories to fair value and certain other charges and expenses related to acquisitions)	$69,539	$51,467

The measure, “Non-GAAP operating income” is reconciled with GAAP operating income in the table below:

	Three Months Ended
	March 31, 2007	April 1, 2006

GAAP operating income	$12,482	$11,812
Purchase accounting adjustments to write up acquired inventories to fair value, certain other charges and expenses related to acquisitions and costs related to a litigation settlement	2,617	851
Non-GAAP operating income (excluding the impact of purchase accounting adjustments to write up acquired inventories to fair value, certain other charges and expenses related to acquisitions and costs related to a litigation settlement)	$15,099	$12,663

The measure, “Non-GAAP net income” is reconciled with GAAP net income in the table below:

	Three Months Ended
	March 31, 2007	April 1, 2006

GAAP net income	$3,995	$5,981
Purchase accounting adjustments to write up acquired inventories to fair value, certain other charges and expenses related to acquisitions and costs related to a litigation settlement, net of tax	1,570	509
Write-off of previously deferred expenses related to a discontinued acquisition, net of tax	—	55
Non-GAAP net income (excluding the impact of purchase accounting adjustments to write up acquired inventories to fair value, certain other charges and expenses related to acquisitions, costs related to a litigation settlement and write-off of previously deferred expenses related to a discontinued acquisition)	$5,565	$6,545

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DJO Incorporated

Unaudited Reconciliation of Non-GAAP Financial Measures continued

(In thousands, except per share data)

The measure, “Non-GAAP diluted net income per share” is reconciled with GAAP net income in the table below:

	Three Months Ended
	March 31, 2007	April 1, 2006

GAAP diluted net income per share	$0.17	$0.26
Purchase accounting adjustments to write up acquired inventories to fair value, certain other charges and expenses related to acquisitions, costs related to a litigation settlement and write-off of previously deferred expenses related to a discontinued acquisition, net per share	0.06	0.02
Non-GAAP diluted net income per share (excluding the impact of purchase accounting adjustments to write up acquired inventories to fair value, certain other charges and expenses related to acquisitions, costs related to a litigation settlement and write-off of previously deferred expenses related to a discontinued acquisition)	$0.23	$0.28

The measure, “Adjusted EBITDA” is reconciled with GAAP net income in the table below:

	Three Months Ended
	March 31, 2007	April 1, 2006

GAAP net income	$3,995	$5,981
Plus:

Interest expense, net of interest income	5,877	981
Provision for income taxes	2,811	4,711
Depreciation and amortization	7,737	3,860
Stock-based compensation expense, net of tax	2,400	1,756
Purchase accounting adjustments to write up acquired inventories to fair value, certain other charges and expenses related to acquisitions and costs related to a litigation settlement	2,617	851
Write-off of previously deferred expenses related to a discontinued acquisition	—	91
Adjusted EBITDA (excluding the impact of purchase accounting adjustments to write up acquired inventories to fair value, certain other charges and expenses related to acquisitions, costs related to a litigation settlement and write-off of previously deferred expenses related to a discontinued acquisition)	$25,437	$18,231

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